UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016
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Phillips Edison Grocery Center REIT I, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information required in Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 16, 2016, Phillips Edison Grocery Center REIT I, Inc. (the “Company”), Phillips Edison Grocery Center Operating Partnership I, L.P. (the “Operating Partnership” or “Borrower”), PNC Bank, National Association (“PNC”), in its capacity as administrative agent, Capital One National Association, Fifth Third Bank, and Regions Bank, in their capacity as co-syndication agents, and Associated Bank, entered into a new seven-year $230 million unsecured term loan facility (the “Term Loan Facility”). The Term Loan Facility provides the Operating Partnership with the ability from time to time to increase the size of the Term Loan Facility up to a total of $400 million.  On October 20, 2016, the parties amended the Term Loan Facility to increase the aggregate lender commitments from $230 million to $255 million.

The Term Loan Facility matures on September 16, 2023. Loans outstanding under the Term Loan Facility will bear interest at LIBOR plus 1.70% to 2.55% depending upon the Company’s then current leverage ratio (the “LIBOR Rate”). The Operating Partnership can also elect that the loans incur interest equal to the sum of (a) the highest of (x) the prime rate announced by PNC from time to time, (y) LIBOR plus 1.00% or (z) the federal funds effective rate plus 0.50%, plus (b) 0.70% to 1.55% depending upon the Company’s then current leverage ratio (the “Base Rate”).

The Term Loan Facility requires monthly payments of accrued unpaid interest for Base Rate loans and payments of accrued unpaid interest every one, two, three or six months as elected by the Operating Partnership for LIBOR Rate loans. The Operating Partnership has the right to prepay any outstanding loans at any time.  However, the prepayment of loans prior to September 16, 2017 requires the payment of a prepayment premium equal to 2.00% of the amount of principal being prepaid, and the prepayment of loans from September 16, 2017 to September 16, 2018 requires the payment of a prepayment premium equal to 1.00% of the amount of principal being prepaid.

The Term Loan Facility requires adherence to certain financial covenants, including, but not limited to: (i) a maximum leverage ratio; (ii) a maximum secured leverage ratio; (iii) a minimum fixed charge coverage ratio; (iv) minimum tangible net worth; and (v) a ratio of maximum unsecured indebtedness to unencumbered asset value.

On October 20, 2016, the Operating Partnership entered into a forward starting interest rate swap agreement with Regions Bank to fix LIBOR under the Term Loan Facility beginning July 1, 2017. The swap has a notional amount of $255 million and fixes LIBOR at 1.329% with a maturity date of September 16, 2023. The interest rate swap fixes the all-in interest rate at approximately 3.03% from July 1, 2017 through the maturity date, subject to adjustments based on the Company’s then current leverage ratio.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Date: October 26, 2016	By:	/s/ Devin I. Murphy
Devin I. Murphy
Chief Financial Officer